NPR HOLDING CORPORATION
                             1997 PHANTOM STOCK PLAN


     1. Purpose of Plan

     The purpose of the Plan is to permit the management group of NPR Holding Corporation (the "Company") to share in the value of the Company, subject to the performance vesting conditions described herein.

     2. Definitions

        (a) "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, is in control of or is controlled by such Person. For purposes of this definition, the term "control," including its correlative term "controlled by" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        (b) "Award" means each grant of PSUs to a Participant.

        (c) "Board" means the board of directors of the Company.

        (d) "Capital Gain Tax" means the product of (i) the amount determined pursuant to Paragraph 2(gg)(i) times (ii) the Capital Gain Tax Rate.

        (e) "Capital Gain Tax Rate" means the highest statutory federal income tax rate applicable to gain recognized by an individual taxpayer on the sale or exchange of a capital asset with a holding period of more than 18 months.

        (f) "Cause" means "cause" as defined by the Participant's Employment Agreement.

        (g) "Change of Control" means any transaction or series of transactions as a result of which any Third Party (together with its Affiliates) owns, directly or indirectly, in excess of 50 percent of the then outstanding securities of the Company having the power to vote in the election of directors of the Company.

        (h) "Common Stock" means the common stock of the Company.



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        (i) "Company" means NPR Holding Corporation, a Delaware corporation, including any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

        (j) "Date of Grant" means the date as of which PSUs are granted.

        (k) "Disability" means "Disability" as defined in the Participant's Employment Agreement.

        (l) "EBITDA" means "EBITDA" as defined in the Participant's Employment Agreement.

        (m) "EBITDA Target" means an EBITDA target as specified in Paragraph 5(a)(ii), and based on the Company's Five Year Plan dated October 14, 1997 attached hereto as Exhibit B.

        (n) "Effective Date" means November ___, 1997.

        (o) "Employment Agreement" means the Amended and Restated Employment Agreement between the Company and a Participant, dated as of November ___, 1997.

        (p) "Fair Market Value" as of any date shall be the product of (i) EBITDA for the 12-consecutive month period ending on the last day of the preceding month times (ii) five (5); provided, however, that if the 12-consecutive month period includes a period prior to the Effective Date, the EBITDA shall be determined for the shorter period commencing on the Effective Date, and the resulting EBITDA shall be annualized.

        (q) "Good Reason" means "Good Reason" as defined in the Participant's Employment Agreement.

        (r) "IPO Price" means the price per share at which equity securities of the Issuer are initially offered to the public in a Public Offering.

        (s) "Issuer" means the entity that issues the equity securities in a Public Offering.

        (t) "Ordinary Income Tax" means the product of (i) the amount determined pursuant to Paragraph 2(gg)(i) times (ii) the Ordinary Income Tax Rate.

        (u) "Ordinary Income Tax Rate" means the highest statutory federal income tax rate applicable to ordinary compensation income recognized by an individual taxpayer.



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        (v) "Option Spread" means the excess of (i) the IPO Price over (ii) the option exercise price for stock options issuable pursuant to Paragraph 5(b)(ii), measured as of the effective date of a Public Offering.

        (w) "Parent Company" means The Holt Group, Inc.

        (x) "Participant" means a member of the management group to whom a PSU has been granted under the Plan.

        (y) "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

        (z) "Plan" means the NPR Holding Corporation 1997 Phantom Stock Plan.

        (aa) "PSU" means a phantom stock unit granted under the Plan and described in Paragraph 4, which gives the Participant the right, without payment to the Company, to receive the Value of such PSU, to be paid in cash.

        (bb) "Public Offering" shall mean the consummation of an underwritten public offering of equity securities of the Parent Company, the Company, or an Affiliate of either (or a non-underwritten offering meeting such criteria if the primary purpose of the public offering is to raise capital for the Issuer).

        (cc) "Share" or "Shares" means a share or shares of Common Stock, or such other securities issued by the Company as may be the subject of an adjustment under Paragraph 12.

        (dd) "Tax Adjustment" means the product of

            (i) 50%, times

            (ii) the quotient of "x" divided by "y," where "x" is the excess, if any, of (A) the Ordinary Income Tax over (B) the Capital Gain Tax, and where "y" is the difference between 1 and the Ordinary Income Tax Rate.


        (ee) "Terminating Event" means any of the following events:

            (i)   the liquidation of the Company;

            (ii)  a merger of the Company;

            (iii) a Change of Control; or



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            (iv) the sale of substantially all of the assets of the Company in one transaction or a series of related transactions.

        (ff) "Third Party" means any Person other than The Holt Group, Inc. or any of its Affiliates.

        (gg) "Value" of a PSU on any date means the sum of:

            (i) the quotient of (A) the Fair Market Value divided by (B) the sum of (x) the number of outstanding Shares and (y) the total number of PSUs granted and outstanding under the Plan, excluding PSUs that have been forfeited pursuant to Paragraph 5; plus

            (ii) the Tax Adjustment.

        (hh) "Vesting Period" means the period commencing on the Date of Grant and ending on December 31, 2002.

        (ii) "Vesting Year" means each calendar year in the period beginning on January 1, 1998 and ending on December 31, 2002.

        3. Eligibility to Participate

     Members of the management group of the Company, as identified by the Board, shall be eligible to receive PSUs pursuant to the Plan. The name of each initial Participant and the initial number of PSUs granted to such Participant on the date of adoption of the Plan are set forth on Exhibit A attached hereto and incorporated by reference herein.

     4. Rights To Be Granted

     Rights that may be granted under the Plan are PSUs which give Participants the right, without payment to the Company, to receive the Value of the PSUs in cash.

     5. Vesting and Forfeiture

     (a) Annual Vesting. Except as otherwise provided in Paragraph 5(b), PSUs shall vest at the following times if the following conditions are satisfied. Except as otherwise provided in Paragraph 5(b), PSUs that do not vest shall be forfeited.

        (i) The applicable percentage(s) of the Award, as determined under Paragraph 5(a)(ii), Column B below, shall vest as of the last day of each Vesting Year in which the Company achieves one or more of the applicable EBITDA Targets, as determined under Paragraph 5(a)(ii), Column A below, provided that the Participant is actively employed by the Company on the last day of the Vesting Year, or terminated employment with the Company


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after June 30 of the Vesting Year due to (w) Disability, (x) death (y)
resignation with Good Reason or (z) termination by the Company without Cause. Once an applicable EBITDA Target has been met with respect to a Vesting Year, the applicable percentage of the Award shall be permanently vested hereunder, and the meeting (or failure to meet) such EBITDA Target with respect to subsequent Vesting Years shall not result in any additional vesting (or loss of the prior vesting) hereunder.

                     (ii) For purposes of Paragraph 5(a)(i):

       Column A                       Column B
     EBITDA Target                Vesting Percentage
     -------------                ------------------

      $19,760,000                        20%
      $28,960,000                        40%
      $29,440,000                        60%
      $40,560,000                        80%
      $44,080,000                       100%

        (b) Acceleration of Vesting. Notwithstanding Paragraph 5(a), 100% of the Award shall vest:

           (i) As of the effective date of any Terminating Event during the Vesting Period, provided that the Participant is actively employed by the Company immediately preceding such effective date, or terminated employment with the Company within six months of such effective date due to (w) Disability, (x) death (y) resignation with Good Reason or (z) termination by the Company without Cause.

           (ii) As of the effective date of a Public Offering, provided that the Participant is actively employed by the Company on such effective date, or terminated employment with the Company within six months of such effective date, due to (w) Disability, (x) death (y) resignation with Good Reason or (z) termination by the Company without Cause. In addition, if there is a Public Offering during the Vesting Period, as of the effective date of such Public Offering, the Issuer shall grant non-qualified stock options to each Participant for equity securities of the same type and class issued in the Public Offering, such that (A) the Option Spread of Options granted to each Participant equals the Value of the such Participant's vested PSUs and (B) the option exercise price for such stock options, payable in cash, is 25% of the IPO Price. Upon issuance of such stock options in accordance with this Paragraph 5(b)(ii) and the applicable option plan, the vested PSUs subject to outstanding Awards shall be canceled. Such stock options shall be granted under a stock option plan which complies with the requirements of Rule 16b-3, promulgated under the Securities Exchange Act of 1934, as amended, which contains customary terms and which meets all requirements for the shares issued pursuant to such plan to be eligible for registration on Form S-8, shall be for an unlimited period (terminable only within an agreed period of time following termination of employment) and shall be immediately exercisable by their terms, subject to any restrictions that may apply under


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applicable federal and state securities laws. The shares issuable pursuant to such stock options shall be registered as soon as reasonably practicable after the effective date of the Public Offering, on a registration statement on Form S-8, and the Company shall use its best efforts to maintain the effectiveness of such registration statement until all shares issuable or issued pursuant to such stock options have been sold thereunder or become eligible for sale without registration under Rule 144(k) without being subject to any volume limitations.

     6. Dividends and Distributions

     To the extent that any dividends or distributions are paid with respect to Shares (other than dividends declared or paid for the purpose of (and not greater in amount than necessary for) paying shareholder taxes on the earnings of the Company, as determined by the Board in its sole discretion), dividend or distribution equivalents shall be paid at the same time and at the same rate per PSU as are actually paid per Share; provided, however, that no dividend or distribution equivalents shall be paid with respect to any distribution of Transroll Navieras Express.

     7. Payment

        (a) Form of Payment. At the time of payment, as determined under Paragraph 7(b), the Value of PSUs shall be paid in the form of a cash lump sum.

        (b) Time of Payment. Except as otherwise provided in Paragraph 7(c), the Value of PSUs shall be payable as follows:

           (i) If a Participant continues as an active employee of the Company through the last day of the Vesting Period, the Participant shall be entitled to payment of the Value of the vested PSUs. The Value of the vested PSUs shall be determined as of the date of the Participant's termination of employment. Such payment shall be made within 60 days following the date of the Participant's termination of employment.

           (ii) If a Participant's employment with the Company terminates during the Vesting Period because of death or Disability, the Participant shall be entitled to payment of the Value of the vested PSUs. Payment shall be made within 60 days following the date of the Participant's termination of employment, and the Value of the vested PSUs shall be determined as of the end of the preceding Vesting Year, provided that if the Participant's termination of employment occurs after June 30 of a Vesting Year, payment shall be made within 60 days following the last day of such Vesting Year, and the Value of the vested PSUs shall be determined as of the end of such Vesting Year.

           (iii) If a Participant's employment with the Company terminates during the Vesting Period because of resignation with Good Reason or termination by the Company without Cause, the Participant shall be entitled to payment of the Value of the vested PSUs. Payment shall be made within 60 days following the date of the Participant's termination


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of employment, and the Value of the vested PSUs shall be determined as of the end of the preceding Vesting Year, provided that the Participant may elect, by irrevocable written notice, to defer the payment, in which case the Payment shall be made within 60 days following the Vesting Period, and the value of the vested PSUs shall be determined as of the last day of the Vesting Period.

           (iv) If a Participant's employment with the Company terminates during the Vesting Period because of resignation without Good Reason or termination by the Company with Cause, the Participant shall be entitled to payment of the Value of the vested PSUs. Payment shall be made within 60 days following the end of the Vesting Period, and the Value of the vested PSUs shall be determined as the lesser of (A) the Value as of the end of the Vesting Year preceding the date of the Participant's termination of employment or (B) the Value as of the end of the Vesting Period.

           (v) Notwithstanding Paragraphs 7(b)(i), (ii), (iii) and (iv), if a Terminating Event occurs during the Vesting Period, the Participant shall be entitled to payment of the Value of the vested PSUs, as determined as of the date of the Terminating Event. Payment shall be made as soon as reasonably practicable after the date of a Terminating Event.

        (c) Debt Limitations. If a cash lump sum payment of any amount to a Participant under Paragraph 7(b) would, if made, be prohibited pursuant to any agreement to which the Company or NPR, Inc. is a party, evidencing or governing indebtedness for borrowed money (and which agreement was effective as of the Effective Date of the Plan, or which is a refinancing or replacement, in whole or in part, of such an agreement) (each, a "Debt Agreement") the Company shall provide written notice to the Participant at least 10 days before the applicable payment date (the "Payment Date"), which shall identify the part, if any, of the amount determined pursuant to Paragraph 7(b) which the Company is permitted to pay in cash under the Debt Agreements (the "Permitted Cash Amount"). If any amount is payable pursuant to Paragraph 7(b) in excess of the Permitted Cash Amount (the "Shortfall"), on the applicable payment date, the Company shall pay the Permitted Cash Amount, and shall pay the Shortfall as follows. The Company shall pay the principal balance of the Shortfall in equal periodic installments, not less frequently than quarterly, over the period commencing on the Payment Date, and continuing (i) for Participants who continue in service to the Company through the last day of the Vesting Period, until the third anniversary of the Payment Date and (ii) for Participants whose employment terminates for any reason before the last day of the Vesting Period, until the later of (A) the third anniversary of the Payment Date or (B) the date that is the same period of time later than the Payment Date as the period of time commencing on the Participants termination of employment and ending on the last day of the Vesting Period. Simple interest shall accrue with respect to the unpaid Shortfall balance at an annual rate equal to the sum of (x) the prime rate of interest, as published in The Wall Street Journal for the business day immediately preceding the Payment Date, plus (y) three percent. Interest accrued with respect to the unpaid Shortfall balance shall be paid with each periodic installment referred to above in this Paragraph 7(c).



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        (d) Termination of Employment. For purposes of this Paragraph 7, a
Participant's termination of employment shall be deemed to occur on the date of termination of employment as determined in accordance with the Participant's Employment Agreement.

     8. PSUs Subject to Plan

     Subject to adjustment as provided in Paragraph 12, PSUs representing ten percent (10%) of the Company's outstanding Shares on the Effective Date on a fully diluted basis, giving effect to the issuance of the PSUs and calculated as if each PSU were a Share (the "10% Interest"), may be issued pursuant to the Plan. The PSUs granted to the initial Participants on the date of adoption of the Plan shall be equal to the 10% Interest; provided, however, that if PSUs terminate or expire without having been paid in full, other PSUs may be granted covering the Shares with respect to which such PSUs were granted.

     9. Administration of Plan

     The Plan has been approved by the Board. The Plan shall be administered by the Board, which shall have the discretionary authority to interpret the Plan and make relevant factual determinations as required under the Plan. The determination of the Board shall be final and binding, provided that in making such determinations, the Board shall deal fairly with the Participants. The Board (or other applicable governing body) shall take such further actions as may be necessary to fully implement the Plan, including, without limitation, approval of the stock options referred to in Paragraph 5.

     10. Restrictions on Transferability

     No PSU shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Participant, only the Participant or his attorney-in-fact or guardian may receive payment in respect of any PSUs. Upon the death of a Participant, the person to whom the PSUs have been transferred shall receive payment in accordance with the provisions of Paragraph 7.

     11. Rights as Stockholder

     Neither Participant nor his personal representative, heir or legatee shall have any of the rights of a stockholder with respect to any PSUs, provided that the Company shall, from time to time, make such information about the Company's operations available to the Participants as may be necessary for the Participants to determine the value of their rights under the Plan.

     12. Changes in Capitalization

     In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through merger,


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consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, or in the event that Shares are issued for consideration below the fair market value thereof or other assets of the Company are sold for consideration below the fair market value thereof, other than a distribution subject to Paragraph 6 hereof, the Board shall make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Plan, and the number of PSUs subject to outstanding awards. Any reference to the term "Shares" in the Plan shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Paragraph 12. The Board's adjustment shall be effective and binding for all purposes of this Plan. The adjustment provided for in this Paragraph 12 may require the Company to issue fractional shares, and the total adjustment with respect to the Plan shall be determined accordingly.

     13. Adjustments

     If the Company or NPR, Inc. takes any action (including, without limitation, any acquisition, disposition, or merger), or fails to take any action (which action was contemplated in the business plan upon which the EBITDA Targets set forth in Paragraph 5(b)(ii) are based) that could, in the reasonable judgment of Senior Management (as defined in the Employment Agreements), make it more difficult for Senior Management to achieve the applicable EBITDA Targets, Senior Management shall advise the board of directors of NPR, Inc. of such judgment and shall provide such board of directors with a proposal to revise the EBITDA Targets to take into account such actions or failures, for the review and approval by such board or directors, which shall not be unreasonably withheld. If such board of directors does not approve the revised EBITDA Targets, the revised EBITDA Targets shall be determined in accord with the procedure described in Section 8(l) of the Employment Agreements.

     14. Amendment and Termination; Incorporation

     The Plan may be amended or terminated by the Board. No outstanding PSUs shall be affected by any such amendment or termination without the written consent of the Participant or other person then entitled to payment with respect to such PSUs. The Plan is or shall be incorporated by reference into the Employment Agreements of each of the Participants.



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     15. Withholding of Taxes

     Any tax liabilities incurred in connection with payment in respect of a PSU under the Plan shall be satisfied by the withholding of a portion of the cash payment due in an amount equal to the minimum amount of taxes required to be withheld under applicable law.



[CORPORATE SEAL]                               NPR HOLDING CORPORATION



Attest: /s/ Mario F. Escudero                  By: /s/ Ronald M. Katims
       --------------------------------           ------------------------------




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                                    EXHIBIT A

                               PHANTOM STOCK UNITS


  [Specific number of units reflected on each participant's copy of the Plan.]